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                                                                     Exhibit 3.2

                                  FIFTH AMENDED
                                       AND
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CONNECTED CORPORATION

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Connected Corporation and the date the Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware was October 31, 1995.

         2. The amendment and restatement of the Certificate of Incorporation herein certified has been duly adopted by the directors and the stockholders in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall upon the effective date of this Fifth Amended and Restated Certificate of Incorporation, read as follows:
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                                  FIFTH AMENDED
                                       AND
                                    RESTATED
                         CERTIFICATE OF INCORPORATION OF
                              CONNECTED CORPORATION

         The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and generally known as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the Corporation is Connected Corporation.

         SECOND: The address including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to provide internet and networking computer services to businesses and individuals and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The designations and powers, preferences and rights, and the qualifications, limitations or restrictions of the classes of capital stock of the Corporation shall be as follows:

Capital Stock

         1. Authority to Issue. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Undesignated Preferred Stock." The total number of shares that the Corporation is authorized to issue is One Hundred Twenty Million (105,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, $.001 par value per share, and Twenty Million (5,000,000) shares shall be Undesignated Preferred Stock, $.001 par value per share.

         2. Additional Issuances. Except as otherwise restricted by this Certificate, the Board of Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by this Certificate to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in this Certificate to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and the manner of disposition of such authorized but unissued capital stock.

         3. Fully Paid and Non-Assessable. Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock,
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and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

         4. Authorized Number of Undesignated Preferred Stock. The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designation of any series of Undesignated Preferred Stock).

Common Stock

         Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article the Fourth (or in any certificate of designation of any series of Undesignated Preferred Stock):

         a) the holders of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law, and shall have the exclusive right to vote for the election of Directors; and

         b) subject to the prior rights of holders of all classes of stock having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets or funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors; and

         c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

Undesignated Preferred Stock

         1. Authority To Issue. The total number of shares of Undesignated Preferred Stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares. Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

         2. Powers, Preferences, Rights, Qualifications, Limitations And Restriction Of Each Series Of Undesignated Preferred Stock. The Board of Directors or any authorized committee


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thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

         (c) The voting rights and powers, full or limited, if any, of the shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The consideration for which the shares of such series shall be issued;

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or a series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock;

         (j) Whether, and the extent to which, any of the rights, powers, preferences and terms of any such class or series may be made dependent upon facts ascertainable outside of the Certificate of Incorporation or outside the resolution or resolutions providing for the issuance of such class or series by the Board of Directors, provided that the manner in which such facts shall operate is clearly set forth in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors; and


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         (k) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

         FIFTH: The Corporation shall have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be conducted in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. Stockholder Action. Notwithstanding any other provision of law, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

         2. Special Meetings of Stockholders. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the President of the Corporation or by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

         3. Business of Corporation. The business of the corporation shall be conducted by the officers of the corporation under the supervision of the Board Directors.

         EIGHTH:


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         Board of Directors

         1. Election Of Directors. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws.

         2. Terms Of Directors. The directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be David A. Cane, Lawrence Bettino and
Robert Ketterson; the initial Class II Directors of the Corporation shall be Frederick Bamber and Ashley Leeds; and the initial Class III Directors of the Corporation shall be Harry A. George and Ronald D. Lachman. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2003. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

         Notwithstanding the foregoing, whenever, pursuant to the provisions of this Article EIGHTH of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Eighth, Section 2.

         3. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if such remaining directors constitute less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned so as to maintain all classes as equal in number as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors


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until the vacancy is filled. If any newly created directorship may, consistently with the provision that the three classes of directors shall be as nearly equal in number as possible, be allocated to one of two or more classes, the Board of Directors shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

         4. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. At least thirty (30) days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting.

         NINTH: The corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

         ELEVENTH:

         (a) Any direct or indirect purchase or other acquisition in one or more transactions by the Corporation or any Subsidiary of any of the outstanding Voting Stock of any class from any one or more individuals or entities known by the Corporation to be a Related Person, who has beneficially owned such security or right for less than two years prior to the date of such purchase, at a price in excess of the Fair Market Value shall, except as hereinafter provided, require the affirmative vote of the holders of not less than 75% of the outstanding shares of Voting Stock, voting as a single class, excluding from the number of outstanding shares any votes cast with respect to shares of Voting Stock beneficially owned by such Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or


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that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of (i) a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder, or any successor rule or regulation or
(ii) pursuant to an open-market purchase program conducted in accordance with the requirements of Rule 10b-18 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act or any successor rule or regulation.

         (b) A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article ELEVENTH including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a price is in excess of Fair Market Value.

         (c) Nothing contained in this Article ELEVENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.


         TWELFTH: Except as otherwise provided in this Certificate of Incorporation, the Bylaws and any designation of terms pursuant to Section 151 of the General Corporation Law of the State of Delaware; any vote required by stockholders pursuant to said General Corporation Law, other than the election of directors (which shall not be affected by this provision), shall be effective if recommended by a majority of the Continuing Directors and the vote of a majority of each class of stock outstanding and entitled to vote thereon; and if not recommended by a majority of the Continuing Directors, then by the vote of 75% of each class of stock outstanding and entitled to vote thereon.

         THIRTEENTH: Notwithstanding any provision of law, the Corporation may, by contract, grant to some or all of the security holders of the Corporation pre-emptive rights to acquire stock of the Corporation, but no stockholder shall have any pre-emptive rights except as specifically so granted.

         FOURTEENTH: The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Certificate shall be made unless the same is first approved by a majority of the Continuing Directors and, except as otherwise provided by law, thereafter approved by vote of a majority of each class of stock outstanding and entitled to vote thereon; and if not recommended by a majority of the Continuing Directors, then by vote of 75% of each class of stock outstanding and entitled to vote thereon; provided, however, that notwithstanding the foregoing, the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class of stock entitled to vote thereon, shall be required to amend or repeal any provision of Articles


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SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, THIRTEENTH, FOURTEENTH,
FIFTEENTH or SIXTEENTH of this Certificate.


         FIFTEENTH: Except as otherwise provided by law, the By-Laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if a majority of the Continuing Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

         SIXTEENTH:

         Definitions

         The following definitions shall apply for the purpose of this
Certificate:

         (a) "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

         (b) "Associated" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

         (c) "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate of any Related Person or who was a member of the Board of Directors prior to the time that any such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. Notwithstanding the above, a majority of the then existing Continuing Directors can deem a new director to be a Continuing Director, even though such person is Affiliated with a Related Person.

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, from time to time.

         (e) "Fair Market Value" shall mean: (i) in the case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good


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faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

         (f) "Person" shall mean any individual, firm, corporation or other entity.

         (g) "Related Person" shall mean any Person (other than the Corporation, any Subsidiary or any individual who is a stockholder of the Corporation on the effective date of this Fifth Amended and Restated Certificate of Incorporation) which, together with its Affiliates and Associates and with any other Person (other than the Corporation, any Subsidiary or any individual who is a stockholder of the Corporation on the effective date of this Fifth Amended and Restated Certificate of Incorporation) with which it or they have entered into, after the effective date of this Fifth Amended and Restated Certificate of Incorporation, any agreement, arrangement or understanding with respect to acquiring, holding or disposing of Voting Stock, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly of more than 5% of the voting power of the outstanding Voting Stock after the effective date of this Fifth Amended and Restated Certificate of Incorporation.

         (h) "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

         (i) "Voting Stock" shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.


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         IN WITNESS WHEREOF, the undersigned has executed this certificate on
March __, 2000.


                                        -------------------------------------
                                         David A. Cane, President





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